UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2019

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 588-1960

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AVEO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2019 (the “Effective Date”), AVEO Pharmaceuticals, Inc. (“AVEO”) entered into an amendment (the “Amendment”) to the license agreement dated December 21, 2006 (the “KKC Agreement”) with Kyowa Kirin Co., Ltd. (formerly Kirin Brewery Co., Ltd.) (“KKC”). Under the KKC Agreement, KKC granted AVEO an exclusive license to research, develop, manufacture and commercialize tivozanib in all human diseases and conditions in the territory licensed to AVEO, which covers all territories in the world except for Asia and the Middle East (the “AVEO Territory”). Pursuant to the Amendment, KKC repurchased the non-oncology rights to tivozanib in the AVEO Territory, excluding the rights AVEO sublicensed to EUSA Pharma (UK) Limited (“EUSA”) under the license agreement between AVEO and EUSA dated December 18, 2015.

In consideration for KKC’s repurchase of the non-oncology rights to tivozanib in the AVEO Territory, KKC has upfront, milestone and royalty payment obligations to AVEO under the Amendment. The Amendment provides that KKC (a) will make an upfront payment of $25.0 million within thirty (30) days after the Effective Date, (b) waives a one-time milestone payment of $18.0 million otherwise payable by AVEO upon AVEO obtaining marketing approval for tivozanib in the U.S., (c) will make milestone payments to AVEO of up to an aggregate of $390.7 million upon the successful achievement of certain development and sales milestones of tivozanib in non-oncology indications, and (d) will make tiered royalty payments to AVEO on net sales of tivozanib in non-oncology indications in the AVEO Territory, which range from high single digit to low double digits as a percentage of net sales. The royalty rate escalates within this range based on increasing tivozanib sales, subject to certain adjustments. KKC’s royalty payment obligations in a particular country in the AVEO Territory begin on the date of the first commercial sale of tivozanib in that country, and end on the later of the expiration date of the last valid claim of a patent application or patent owned by KKC covering tivozanib or 10 years after the date of first commercial sale of tivozanib in non-oncology indications in that country. If KKC sublicenses any of its non-oncology rights to tivozanib to a third party, KKC is required to pay AVEO a percentage of amounts KKC receives from its sublicensees related to the AVEO Territory, including upfront license fees, milestone payments and royalties, but excluding amounts KKC receives in respect of research and development reimbursement payments or equity investments, subject to certain limitations.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1*	Amendment to License Agreement, dated as of August 1, 2019, by and between AVEO and KKC

*	Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

By:	/s/ Michael Bailey
Michael Bailey
President and Chief Executive Officer

Date: August 1, 2019